                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
JULY 20, 2000

                         INTERSPEED REVENUES UP SHARPLY
                             IN FISCAL THIRD QUARTER

                    DSL ACCESS ROUTER COMPANY EXCEEDS REVENUE
                  AND EPS EXPECTATIONS IN QUARTER ENDED JUNE 30

NORTH ANDOVER, MA, JULY 20 - Interspeed, Inc. (Nasdaq: ISPD) reported sharply higher revenue and reduced losses for the fiscal third quarter ended June 30, 2000. Both revenue and operating results for the quarter exceeded analysts' expectations.

The company, a leading supplier of digital subscriber line (DSL) access routers that enable high-speed networking over copper telephone lines, announced gross revenue for the third quarter ended June 30, 2000 of $7,007,000, compared to $950,000 for the third quarter of fiscal 1999, and a substantial increase from the revenue reported in the previous quarter this year.

Pro forma net loss for the fiscal year 2000 third quarter, excluding aggregate non-cash stock-related charges of $285,000, was $1,897,000, or $0.17 per basic and diluted share, compared to pro forma net loss of $1,875,000, or $0.23 per basic and diluted share, in the third quarter of the prior fiscal year. Net loss for the three months ended June 30, 2000 was $2,182,000, or $0.20 per basic and diluted share, compared to a net loss of $3,725,000, or $0.47 per basic and diluted share, for the same period a year ago.

The majority of revenue in the quarter ended June 30, 2000 was from a single customer, Intelligent Public Network of Australia. A portion of that revenue was non-recurring resale of third-party products. The gross margin calculated for the quarter, without this historically greater proportion of third-party product revenue, would have been 45% versus the 34% reported.

For the nine months ended June 30, 2000, gross revenue increased to $14,162,000, compared to $1,341,000 for the first nine months of fiscal 1999. Net revenue for the current nine-month period, excluding a $439,000 charge for warrants, was $13,723,000.

Pro forma net loss for the nine months of fiscal year 2000, excluding non-cash warrant-related charges and stock compensation expense of $1,288,000 and $988,000 respectively, was $6,304,000, or $0.58 per basic and diluted share, compared to a pro forma net loss of $5,130,000, or $0.64 per basic and diluted share, for the nine months ended June 30, 1999. Net loss for the nine months ended June 30, 2000, was $8,580,000, or $0.79 per basic and diluted share, compared to a net loss of $7,074,000, or $0.88 per basic and diluted share, for the same period of fiscal 1999.

"The quarter ended June 30, 2000 was perhaps the most important in the company's brief history. We signed a number of third-party partner agreements as part of our newly launched SolutionXpert partners program to drive the delivery of total product solutions for our customers; such solutions are essential for success in a fast-paced, high-demand market. We booked, built and shipped our largest order, one that validates the high-performance access router technology we are pursuing. We learned to expedite many aspects of the sales, installation and turnover processes that can otherwise slow a company's momentum. Our international business in this quarter was unusually strong. The value of DSL technology in transforming simple telephone lines into high-speed communications channels for all users, quickly and easily, is becoming apparent in both the U.S. and international mass markets. We believe Interspeed is well-positioned for continued solid performance," Stephen Ide, founder and president of Interspeed, commented. (more)

ABOUT INTERSPEED INC.
Interspeed (HTTP://WWW.INTERSPEED.COM/) designs, develops and markets advanced high-speed data communications solutions based on digital subscriber line technology. Its products enable data communication service providers, such as competitive local exchange carriers, Internet service providers, and owners of multi-tenant units to utilize the existing copper wire infrastructure to deliver high-speed data access to their customers. Interspeed offers the industry's only single platform system that integrates the principal components required for DSL service, including signal concentration, routing, switching and network management. Unlike traditional DSL products, Interspeed's products offer customers a scalable and flexible solution at a lower cost of ownership.

NOTE TO INVESTORS
Except for historical information contained in this release, there may be forward-looking statements that do not give full weight to all potential risks, including but not limited to, product demand and market acceptance, international market factors, and sales order timing and processing. Actual results may differ materially. Additional information concerning these risks and other factors is contained in the "Risk Factors" section of Interspeed, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on May 15, 2000.

FOR ADDITIONAL INFORMATION, CONTACT:
Interspeed, Inc.                            The Strayton Group, Inc. for Interspeed
Bill Burke, Chief Financial Officer         Rob Strayton
978-688-6164                                508-655-6965
BBURKE@INTERSPEED.COM                       ROB@STRAYTON.COM

July 20, 2000

TABULAR FINANCIAL INFORMATION FOLLOWS

                                INTERSPEED, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (Unaudited)

                                                    Three months ended                 Nine months ended
                                                        June 30,                           June 30,
                                                   2000            1999            2000             1999
                                               --------        --------         --------        --------
Gross revenue                                   $ 7,007        $    950          $14,162        $  1,341

Less sales discounts -warrants                       --              --              439              --
                                               --------        --------         --------        --------
Net revenue                                       7,007             950           13,723           1,341

Cost of revenue                                   4,596             514            8,558             826
                                               --------        --------         --------        --------
Gross profit                                      2,411             436            5,165             515

Operating expenses:
   Research and development                       1,793           1,335            5,385           3,747
   Sales and marketing                            1,980             440            4,998             796
   General and administrative                       646             536            2,022           1,102
   Stock compensation                               285           1,850              988           1,944
   Warrant charges                                   --              --                               --

       Total operating expenses                   4,704           4,161           14,242           7,589
Interest income                                     111              --              497              --
                                               --------        --------         --------        --------
Net loss                                       $ (2,182)       $ (3,725)        $ (8,580)       $ (7,074)
                                               ========        ========         ========        =========

Net loss per share-basic and diluted           $  (0.20)       $  (0.47)        $  (0.79)       $  (0.88)
                                               ========        ========         ========        =========
Shares used to computed net loss
   per share - basic and diluted                 10,891           8,001           10,793           8,001

Pro forma net loss                             $ (1,897)       $ (1,875)        $ (6,304)       $ (5,130)
                                               ========        ========         ========        =========
Pro forma net loss per share
-basic and diluted                             $  (0.17)       $  (0.23)        $  (0.58)       $  (0.64)
                                               ========        ========         ========        =========

Pro forma results exclude non-cash charges relating to the issuance of warrants to certain customers and stock compensation expense.

                                INTERSPEED, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            JUNE 30, 2000               SEPTEMBER 30, 1999
                                                            -------------               ------------------
                                                           (Unaudited)
Assets
Current assets:
   Cash                                                        $  6,426                         $ 21,227
   Accounts receivable                                           10,233                              808
   Inventory                                                      3,284                            2,445
   Prepaid expenses and other                                       244                              168
                                                               --------                         --------
       Total current assets                                      20,187                           24,648

Property and equipment, net                                       1,972                            1,178
Other assets                                                         --                               54
                                                               --------                         --------
Total assets                                                   $ 22,159                         $ 25,880
                                                               ========                         ========
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                            $  4,350                         $  2,789
   Accrued expenses and deferred revenue                          1,462                              688
   Note due Brooktrout                                               --                              129
                                                               --------                         --------
       Total current liabilities                                  5,812                            3,606
Deferred rent                                                       154                              104
Total stockholders' equity                                       16,193                           22,170
                                                               --------                         --------
Total liabilities and stockholders' equity                     $ 22,159                         $ 25,880
                                                               ========                         ========

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